As filed with the Securities and Exchange Commission on January 23, 2001
                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                          DYNAMIC MATERIALS CORPORATION
             (Exact name of registrant as specified in its charter)

                               ------------------

                   DELAWARE                                840608431
        (State or other jurisdiction of                (I.R.S. Employer
        incorporation or organization)              Identification Number)

                              551 ASPEN RIDGE DRIVE
                            LAFAYETTE, COLORADO 80026
                    (Address of principal executive offices)

                          DYNAMIC MATERIALS CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                               ------------------

         RICHARD A. SANTA
          VICE PRESIDENT                            WITH COPIES TO:
    AND CHIEF FINANCIAL OFFICER                DEBORAH J. FRIEDMAN, ESQ.
   DYNAMIC MATERIALS CORPORATION               DAVIS GRAHAM & STUBBS LLP
       551 ASPEN RIDGE DRIVE                1550 SEVENTEENTH STREET, SUITE 500
     LAFAYETTE, COLORADO 80026                  DENVER, COLORADO 80202
          (303) 665-5700                            (303) 892-9400

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               ------------------

                                  CALCULATION OF REGISTRATION FEE
==============================================================================================================

                                                          Proposed            Proposed
                                       Amount             Maximum             Maximum
   Title of Securities                  to be          Offering Price         Aggregate          Amount of
    to be Registered                 Registered         Per Share(1)      Offering Price(1)  Registration Fee

--------------------------------------------------------------------------------------------------------------
Common Stock ($.05 par value)...    125,000 shares          $1.19           $148,750              $37.19

==============================================================================================================

(1) Pursuant to Rule 457(h), the price per share and aggregate offering price are based upon the average of the high and low prices of the Company's Common Stock on January 22, 2001 as reported on The Nasdaq Stock Market.

                                EXPLANATORY NOTE

         This Registration Statement registers 125,000 shares of the common stock (the "Common Stock"), par value $.05 per share, of Dynamic Materials Corporation (the "Company") issuable under the Company's Employee Stock Purchase Plan. The remaining 50,000 shares have been previously registered by Registration Statement on Form S-8, No. 333-58033, which registration statement is hereby incorporated by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Colorado, on this 18th day of January, 2001.

                                      DYNAMIC MATERIALS CORPORATION


                                      By:/s/ YVON CARIOU
                                         --------------------------------------
                                         Yvon Cariou
                                         President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yvon Cariou and Richard A. Santa, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


       SIGNATURE                           TITLE                    DATE

/s/ YVON CARIOU                    President and Chief         January 18, 2001
-------------------------------    Executive Officer
Yvon Cariou                        (Principal Executive
                                   Officer)




/s/ RICHARD A. SANTA               Vice President,  Chief      January 18, 2001
-------------------------------    Financial Officer, and
Richard A. Santa                   Secretary (Principal
                                   Financial and
                                   Accounting Officer)


                                   Chairman and Director       January 18, 2001
-------------------------------
Bernard Hueber


/s/ DEAN K. ALLEN                  Director                    January 18, 2001
-------------------------------
Dean K. Allen


/s/ BERNARD FONTANA                Director                    January 18, 2001
-------------------------------
Bernard Fontana


/s/ GEORGE W. MORGENTHALER         Director                    January 18, 2001
-------------------------------
George W. Morgenthaler


/s/ GERARD MUNERA                  Director                    January 18, 2001
-------------------------------
Gerard Munera


/s/ MICHEL PHILIPPE                Director                    January 18, 2001
-------------------------------
Michel Philippe


/s/ BERNARD RIVIERA                Director                    January 18, 2001
-------------------------------
Bernard Riviera


                                  EXHIBIT INDEX

Exhibit
  No.       Description
-------     --------------------------------------------------------------------
  4.1       Certificate of Incorporation of the Company (incorporated by reference to Exhibit B to the Company's definitive proxy statement filed July 14, 1997, relating to the Company's August 14, 1997 special meeting of shareholders).

 4.2 Bylaws of the Company (incorporated by reference to Exhibit C to the Company's definitive proxy statement filed July 14, 1997, relating to the Company's August 14, 1997 special meeting of shareholders).

  4.3 Form of certificate representing shares of Common Stock of the Registrant (incorporated by reference from the Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1997).

  4.4 Dynamic Materials Corporation 1997 Equity Incentive Plan (incorporated by reference to the Company's definitive proxy statement filed April 17, 1997, relating to the Company's May 23, 1997 annual meeting of shareholders).

  5.1 Opinion of Davis Graham & Stubbs LLP as to the legality of issuance of the Shares.

 23.1       Consent of Arthur Andersen LLP.

 23.2       Consent of Davis Graham & Stubbs LLP (see Exhibit 5.1).